Exhibit 10.2

SAGEBRUSH GOLD LTD.
1640 Terrace Way
Walnut Creek, California 94597

May 24, 2011

Frost Gamma Investments Trust
4400 Biscayne Blvd.
Miami, Florida 33137
Attention: Phillip Frost

Re:  Arttor Gold LLC

Dear Dr. Frost:

We intend to solicit funds in a private offering of our securities.  In connection with the private offering, we agree to make available to you any more favorable terms (including price protection, registration rights and the like) provided to any investor in such private offering, which closes within the next six months, with respect to the 7,000,000 shares to be issued to you in connection with the acquisition of your interest of Arttor Gold, LLC, upon closing of such acquisition.

The parties agree to the exclusive jurisdiction of the state or federal courts located in New York, New York in the event of any dispute relating to this letter or the matters set forth herein and waive any right to a jury in connection with any dispute.  This letter shall be governed by the internal laws of the State of New York without reference to principles of conflicts of laws.

Very truly yours, SAGEBRUSH GOLD LTD.
By:	/s/ Sheldon Finkel
Name:	Sheldon Finkel
Title:	Chief Executive Officer

AGREED AND ACCEPTED: FROST GAMMA INVESTMENTS TRUST
By:	/s/ Phillip Frost
Phillip Frost, Trustee